SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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NB&T Financial Group, Inc.

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NB&T FINANCIAL GROUP, INC.

48 N. South Street

Wilmington, Ohio 45177

(937) 382-1441

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2006 Annual Meeting of Shareholders of NB&T Financial Group, Inc. (“NBTF”), will be held at 48 N. South Street, Wilmington, Ohio, on April 25, 2006, at 9:00 a.m., Eastern Time (the “Annual Meeting”), for the following purposes:

1.	To elect five directors of NBTF for terms expiring in 2008;

2.	To consider and vote upon the NB&T Financial Group, Inc. 2006 Equity Plan; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments of the annual meeting.

Such matters are more completely set forth in the accompanying Proxy Statement.

Only shareholders of NBTF of record at the close of business on March 1, 2006, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a Proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

By Order of the Board of Directors

March 21, 2006	Charles L. Dehner, Secretary

NB&T FINANCIAL GROUP, INC.

48 N. South Street

Wilmington, Ohio 45177

(937) 382-1441

PROXY STATEMENT

PROXIES

The enclosed Proxy is being solicited by the Board of Directors of NB&T Financial Group, Inc. (“NBTF”), an Ohio Corporation, for use at the 2006 Annual Meeting of Shareholders of NBTF to be held at 48 N. South Street, Wilmington, Ohio, on April 25, 2006, at 9:00 a.m., Eastern Time, and at any adjournments of the meeting (the “Annual Meeting”). Without affecting any vote previously taken, the Proxy may be revoked by a shareholder by a later dated proxy received by NBTF before the Proxy is exercised or by giving notice of revocation to NBTF in writing before the Annual Meeting or in open meeting. Attendance at the Annual Meeting will not, of itself, revoke a Proxy.

Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified on the proxy or, in the absence of specific instructions to the contrary, will be voted:

FOR the election of Charles L. Dehner, Daniel A. DiBiasio, G. David Hawley, John J. Limbert and Timothy L. Smith as directors of NBTF for terms expiring in 2008; and

FOR the approval of the NB&T Financial Group, Inc. 2006 Equity Plan (the “2006 Equity Plan”).

Proxies may be solicited by the directors, officers and other employees of NBTF in person or by telephone, telecopy, telegraph or mail only for use at the Annual Meeting. Such Proxies will not be used for any other meeting. The cost of soliciting Proxies will be paid by NBTF.

Only shareholders of record as of the close of business on March 1, 2006 (the “Voting Record Date”), are eligible to vote at the Annual Meeting and will be entitled to cast one vote for each share owned. NBTF’s records disclose that, as of the Voting Record Date, there were 3,232,513 votes entitled to be cast at the Annual Meeting.

This Proxy Statement is first being mailed to shareholders of NBTF on or about March 28, 2006.

VOTE REQUIRED

The presence, in person or by proxy, of a majority of the issued and outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Under Ohio law, shares held by a nominee for a beneficial owner which are represented in person or by proxy but which are not voted (“non-votes”) are counted as present for purposes of establishing a quorum. Shares as to which the authority to vote is withheld and non-votes are not counted toward the election of directors or toward the election of the individual nominees specified on the form of proxy. The five nominees receiving the greatest number of votes will be elected as directors.

The approval of the 2006 Equity Plan requires the approval of a majority of the votes present at the meeting in person or by proxy. Abstentions and non-votes will have the effect of a vote against the approval.

PROPOSAL ONE: ELECTION OF DIRECTORS

Voting Securities and Ownership of Certain Beneficial

Owners and Management

The following table sets forth certain information with respect to the only persons known to NBTF to own beneficially more than five percent of NBTF’s outstanding common shares as of March 1, 2006:

Name and Address Of Beneficial Owner	Amount Beneficially Owned (1)	Percent of Common Shares Outstanding
Janet M. Williams (2) B. Anthony Williams Trust 6172 U. S. 22 East Wilmington, Ohio 45177	374,196	11.58%

Brooke Williams James 325 West Sixth Ave. Columbus, Ohio 43201	182,242	5.64

Dana L. Williams 738 Kerr Street Columbus, Ohio 43215	183,456	5.68

Lynn W. Cowan 4116 W. Franklin Street Richmond, Virginia 23221	181,898	5.63

Beth Ellingwood 1127 Neil Ave. Columbus, Ohio 43201	209,882	6.49

The National Bank and Trust Company (3) 48 N. South Street Wilmington, Ohio 45177	708,560	21.92

(1)	Except as indicated for the shares held by The National Bank and Trust Company (the “Bank”), the beneficial owner has sole voting and dispositive power.
(2)	Of the 374,196 shares, 188,826 are held in the name of Mrs. Williams, and 185,370 are held by the B. Anthony Williams Trust, of which Mrs. Williams is the trustee.
(3)	All of such shares are held by the Bank as Trustee, 583,457 of which are held as Trustee for the NB&T Financial Group, Inc., Employee Stock Ownership Plan (the “ESOP”). Pursuant to the ESOP, the Bank, as Trustee, has the power to vote in its sole discretion all ESOP shares that have not been allocated to the accounts of participants. At March 1, 2006, 68,062 shares had not been allocated. The Trustee may dispose of shares held in the ESOP Trust only under limited circumstances specified in the ESOP or by law. The Bank also has sole voting and sole dispositive power with respect to 125,103 and 89,855 shares, respectively, held as Trustee for various other trusts.

The following table sets forth certain information with respect to the number of common shares of NBTF beneficially owned by each director of NBTF and each of the five highest paid executive officers of NBTF or the Bank whose cash compensation for 2005 exceeded $100,000, and by all directors and executive officers of NBTF or the Bank as a group as of March 1, 2006:

	Amount and Nature of Beneficial Ownership
Name	Sole Voting and Investment Power		Shared Voting and Investment Power		Percent of Common Shares Outstanding
S. Craig Beam	3,282		18,396		0.67%
Charles L. Dehner	53,439		38,610	(1)	2.85
Daniel A. DiBiasio	53		-0-		—
G. David Hawley	3,985		2,414		0.20
Brooke Williams James	182,242		-0-		5.64
John J. Limbert	-0-		-0-		—
D. Jeffery Lykins	200		1,610		0.06
Darleen M. Myers	8,748		-0-		0.27
Robert A. Raizk	14,468		-0-		0.45
Timothy L. Smith	58,132	(2)	52,018	(3)	3.39
Craig F. Fortin	15,550	(4)	162	(5)	0.48
Stephen G. Klumb	26,450	(6)	3,122	(7)	0.91
Andrew J. McCreanor	18,721	(8)	19,674	(9)	1.18
Howard T. Witherby	18,058	(10)	32,763	(11)	1.57
All directors and executive officers of NBTF as a group (14 persons)	418,562	(12)	188,647		18.26%

(1)	Includes 38,554 allocated to Mr. Dehner’s ESOP account, with respect to which Mr. Dehner has voting but not investment power.
(2)	Includes 13,500 shares that may be acquired currently upon the exercise of options.
(3)	Includes 48,532 shares allocated to Mr. Smith’s ESOP account, with respect to which Mr. Smith has voting but not investment power.
(4)	Includes 13,400 shares that may be acquired currently upon the exercise of options.
(5)	Consists of shares allocated to Mr. Fortin’s ESOP account, with respect to which Mr. Fortin has voting but not investment power.
(6)	Includes 20,700 shares that may be acquired currently upon the exercise of options.
(7)	Includes 2,992 shares allocated to Mr. Klumb’s ESOP account, with respect to which Mr. Klumb has voting but not investment power.
(8)	Includes 17,000 shares that may be acquired currently upon the exercise of options.
(9)	Includes 19,330 shares allocated to Mr. McCreanor’s ESOP account, with respect to which Mr. McCreanor has voting but not investment power.
(10)	Includes 12,900 shares that may be acquired currently upon the exercise of options.
(11)	Includes 32,143 shares allocated to Mr. Witherby’s ESOP account, with respect to which Mr. Witherby has voting but not investment power.
(12)	Includes 14,700 shares that may be acquired currently upon the exercise of options by an executive officer of the Bank not named in this table who may be deemed to act as an officer of NBTF.

BOARD OF DIRECTORS

Election of Directors

The Third Amended and Restated Articles of Incorporation of NBTF (the “Articles”) provide for a Board of Directors consisting of not less than seven nor more than eleven directors, such number to be fixed or changed by the Board of Directors or the shareholders. Upon the appointment of Mr. Limbert as Chief Executive Officer and President of NBTF and the Bankas of March 20, 2006, the Board of Directors set the number of directors at ten and appointed Mr. Limbert to fill the newly created vacancy. The directors are divided into two classes, each class serving for a two-year period. Five directors are to be elected at the Annual Meeting.

In accordance with Section 8.04 of the Articles, nominees for election as directors may be proposed only by the directors or by any shareholder entitled to vote for directors if such shareholder makes a timely notice to the Secretary of NBTF. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of NBTF on or before the later of (a) the February 15 immediately preceding the annual meeting of shareholders or (b) the sixtieth day before the first anniversary of the most recent annual meeting of shareholders; provided, however, that in the event that the annual meeting in any year is not held on or before the 31st day next following such anniversary, then the written notice shall be received by the Secretary within a reasonable time prior to the date of such meeting. In the case of a nominee proposed for election at a special meeting of shareholders at which directors are to be elected, such written notice of a proposed nominee by a shareholder must be received not later than the close of business on the seventh day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person who is not an incumbent director whom a shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of NBTF that are beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of such shareholder and (ii) the class and number of shares of NBTF that are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of NBTF, if elected.

The Nominating Committee will consider nominees for directors of NBTF recommended by a shareholder who submits the person’s name and qualifications in writing. The Nominating Committee has no specific minimum qualifications for a recommended candidate, and the committee does not consider shareholder-recommended candidates differently from others. The Nominating Committee considers:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	relationships in the communities in which NBTF does business;

•	ability and willingness to commit adequate time to Board and committee responsibilities;

•	the individual’s skills and experiences and how they fit with those of other directors and potential directors and satisfy the needs of NBTF; and

•	whether the potential nominees are shareholders of NBTF.

The Nominating Committee makes its recommendation to the Board of Directors, and nominees are selected by vote of all of the directors of the Board of Directors.

The Board of Directors proposes the election of the following persons, all of whom were recommended by the Nominating Committee, to terms that will expire in 2008:

Name	Age	Position(s) Held	Director Since
Charles L. Dehner	58	Director	1989
Daniel A. DiBiasio	56	Director	2001
G. David Hawley	58	Director	2000
John J. Limbert	58	Director, Chief Executive Officer and President of NBTF and the Bank	2006
Timothy L. Smith	55	Director and Chairman of the Board of NBTF and the Bank	1989

If any nominee is unable to stand for election, the Proxies will be voted for such substitute as the Board of Directors recommends.

The following directors will continue to serve after the Annual Meeting for the terms indicated:

Name	Age	Position(s) Held	Director Since	Term Expires
S. Craig Beam	54	Director	1990	2007
Brooke W. James	33	Director	2005	2007
D. Jeffery Lykins	44	Director	2005	2007
Darleen M. Myers	73	Director	1995	2007
Robert A. Raizk	51	Director	1995	2007

Charles L. Dehner was the Executive Vice President of NBTF from 1993 until January 2003, Treasurer of NBTF from 1984 until January 2003 and Executive Vice President of the Bank from 1991 until January 2003. Mr. Dehner was Senior Vice President and Controller of the Bank from 1988 to 1991.

Daniel A. DiBiasio has been the President of Wilmington College since 1995. Dr. DiBiasio holds numerous leadership positions in statewide and national higher education organizations, including the Ohio Foundation of Independent Colleges, the Association of Independent Colleges and Universities of Ohio, the Greater Cincinnati Consortium of Colleges and Universities and the NCAA Division III President’s Council.

G. David Hawley has been the Presbyterian Minister of the Indian Hill Episcopal/Presbyterian Church in Cincinnati since April 2003. Prior to that, Mr. Hawley was the Minister of the Presbyterian Church of Wilmington for 25 years. In addition, he has been a director and the Secretary of Hutchins-Rhodes Corporation, a real estate development company in Wilmington, for six years, and he served on the Board of Directors of Liberty Savings Bank in Wilmington from 1991 until 2000.

John J. Limbert was elected by the Board of Directors of NBTF and the Bank as the President, the Chief Executive Officer and a director of each of NBTF and the Bank effective March 20, 2006. From 2003 until March 2006, Mr. Limbert was the President and CEO and a director of CSB Bancorp, Inc., and The Commercial & Savings Bank, located in Millersburg, Ohio. CSB Bancorp is a public company with approximately $320 million in assets. Mr. Limbert was the Vice President of Heartland Mortgage Corporation, a subsidiary of Heartland Community Bank in Gahana, Ohio, from 2001 to 2003, and Chief Executive Officer of White Hat Group, LLC, in New Albany, Ohio, performing financial services consulting for financial institutions, prior to his employment with Heartland Mortgage Corporation.

Timothy L. Smith was the President and Chief Executive Officer of NBTF and the Bank from 1989 until March 20, 2006, and has been the Chairman of the Board of both NBTF and the Bank since May 2000. From 1988 until 1989, Mr. Smith was a Senior Vice President and Senior Loan Officer of the Bank. He is also Chairperson of Chatfield College. Effective March 21, 2006, Mr. Smith is serving as a consultant to the Bank.

S. Craig Beam has been the President of Six-B, Inc. since 1999. Prior to that, he was President of Melvin Stone Company from 1989 to 1999 and served as General Manager before being elected President. Mr. Beam is also a Trustee of Wilmington College, and is involved in the thoroughbred horse business.

Brooke W. James has been Business Administrator of her family’s farming operations, WMSALL Farms, since 1999. Ms. James also was a teacher at the Columbus School For Girls from 2002-2005. Ms. James was appointed to the Board of Directors of NBTF by the Board in July 2005 to fill a vacancy.

D. Jeffery Lykins has been the president of the Lykins Companies, a petroleum marketing company, since 2000. Prior to 2000, Mr. Lykins worked for the Lykins Companies in various capacities since 1981. Mr. Lykins also serves on the Boards of the Ohio Petroleum Marketers and Convenience Store Association, Petroleum Marketers Associations of America and National Oilheat Research Alliance. Mr. Lykins also serves as secretary of the Clermont County Improvement Corporation.

Darleen M. Myers has been a Clinton County Commissioner since 1994. From 1993 to 1994, Ms. Myers served as the Director of the Rainbow Village Child Day Care Center, and from 1976 to 1993, she was an Extension Agent for The Ohio Cooperative Extension Services. Ms. Myers is also a member of the Wilmington College Board of Trustees.

Robert A. Raizk has been the President and Chief Executive Officer of The Wilmington Iron & Metal Co., Inc., since August 1990. From 1985 to 1990, Mr. Raizk was a commercial real estate broker with The Tipton Group, Inc.

The Board of Directors of NBTF has determined that all of the directors except Messrs. Limbert and Smith are “independent” under the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”).

Meetings of Directors

The Board of Directors of NBTF met 13 times for regularly scheduled and special meetings during the year ended December 31, 2005. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and the meetings held by all committees of the Board on which the director served during 2005.

Each director of NBTF is also a director of the Bank. The Board of Directors of the Bank met 12 times for regularly scheduled and special meetings during the year ended December 31, 2005.

Committees of Directors

The Board of Directors of NBTF has an Audit Committee, a Nominating Committee and an Executive Compensation Committee. The Board of Directors of the Bank has a Trust Policy Committee. Prior to April 2005, the Board of Directors of NBTF did not have an compensation committee and the functions of the current Executive Compensation Committee were performed by the the compensation committee of the Board of Directors of the Bank.

The Audit Committee is responsible for overseeing NBTF’s and the Bank’s accounting functions and controls, as well as selecting and retaining an accounting firm to audit NBTF’s financial statements. For a more complete description of the Audit Committee’s responsibilities, see “AUDIT COMMITTEE REPORT.” The members of the Audit Committee are Messrs. DiBiasio, Hawley, Lykins and Raizk and Ms. Myers, all of whom are independent under the listing standards of Nasdaq. The Audit Committee met five times in 2005.

The Nominating Committee’s purpose is to identify and recommend individuals to the Board of Directors for nomination as members of the Board and its committees and review the independence and other board memberships of directors. The committee consists of Messrs. Beam, DiBiasio, Hawley, Lykins and Raizk and Ms. Myers, all of whom are independent under the listing standards of Nasdaq. The Nominating Committee met two times in 2005. A copy of the Nominating Committee Charter is available on the Company’s website at www.nbtdirect.com. The Bank paid a fee to an executive search firm to assist the Bank and NBTF in identifying potential candidates for the position of President and Chief Executive Officer, and NBTF received from such search firm information regarding Mr. Limbert’s qualifications for such executive positions and for his appointment as a director.

The Executive Compensation Committee recommends annually to the full Board of Directors the compensation for NBTF’s and the Bank’s executive officers. The members of the Executive Compensation Committee are Messrs. Beam, DiBiasio, Hawley and Raizk and Ms. Myers. The Compensation Committee met four times in 2005.

The Trust Policy Committee is responsible for the review of the administration, policies, investment holdings, investment performance, operating results, earnings, conduct and reports of examinations and audits of the Trust Department. The members of such committee are Messrs. Beam, Dehner and Smith and Ms. James. The Trust Policy Committee met 10 times during 2005.

EXECUTIVE OFFICERS

In addition to Mr. Limbert, the following persons are executive officers of the Bank. Those who are executive officers only of the Bank may be deemed to participate in policy making for NBTF.

Name	Age	Positions Held During Last Five Years

Craig F. Fortin	45	Senior Vice President, Chief Financial Officer of NBTF since January 2003; Senior Vice President, Chief Financial Officer and Cashier of the Bank since December 2002; Chief Financial Officer of Cornerstone Bank in Springfield, Ohio, from February 1999 to December 2002.

Stephen G. Klumb	56	Senior Vice President, Senior Loan Officer of the Bank since June 1998.

Andrew J. McCreanor	56	Executive Vice President of the Bank since November 2002; formerly Senior Vice President, Customer Relations of the Bank from January 1997 to November 2002.

Walter H. Rowsey	57	Senior Vice President, Branch Administrator of the Bank since September 1993.

Howard T. Witherby	50	Senior Vice President, Operations Division Manager of the Bank since October 1992.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

The following table presents certain information regarding the compensation received by the five executive officers of NBTF or the Bank whose cash compensation was the highest and exceeded $100,000 during the fiscal years ended December 31, 2005, 2004 and 2003:

SUMMARY COMPENSATION TABLE

					Long-Term Compensation	All Other Compensation (3)
	Annual Compensation (1)				Awards
Name and Principal Position	Year	Salary($)		Bonus($)	Securities Underlying Options/SARs(#)
Timothy L. Smith Chief Executive Officer, President of NBTF and Bank (until March 2006)	2005 2004 2003	$274,364 268,182 264,052	(2) (2) (2)	$89,786 60,798 —	6,000/-0- 6,000/-0- 3,000/-0-	$5,771 12,342 22,589

Craig F. Fortin Chief Financial Officer, Senior Vice President of NBTF and Bank	2005 2004 2003	$133,347 128,281 125,000		$23,601 17,959 —	5,500/-0- 5,500/-0- 3,000/-0-	$7,216 9,817 657

Stephen G. Klumb Senior Vice President, Senior Loan Officer of Bank	2005 2004 2003	$146,668 140,098 137,820		$27,483 21,855 —	3,500/-0- 3,500/-0- 2,500/-0-	$8,139 11,406 22,666

Andrew J. McCreanor Executive Vice President of Bank	2005 2004 2003	$144,014 138,543 135,000		$25,881 24,938 —	5,400/-0- 5,000/-0- 3,000/-0-	$6,936 8,051 21,833

Howard T. Witherby Senior Vice President of Bank	2005 2004 2003	$115,534 110,627 108,828		$23,720 20,962 —	3,500/-0- 3,500/-0- 2,500/-0-	$6,961 10,257 18,363

(1)	As Mr. Limbert did not become employed by NBTF or the Bank until 2006, he received no compensation in 2005. Cash compensation does not include amounts attributable to other miscellaneous benefits received by executive officers, which consisted of the use of a Bank automobile by Mr. Smith. The cost to NBTF and the Bank of providing such benefits to each of the executive officers listed above during the years ended December 31, 2005, 2004 and 2003, was less than the lesser of $50,000 or 10% of the officer’s cash compensation.
(2)	Includes director’s fees of $11,700, $12,900, and $11,400 for Mr. Smith.

(3)	All other compensation is detailed in the following table:

Name and Principal Position	Year	ESOP Allocations (a)		401(k) Matching Contributions	Whole Life Insurance Benefit
Timothy L. Smith Chief Executive Officer, President of NBTF and Bank (until March 2006)	2005 2004 2003	$	— 7,213 17,031	$5,771 5,129 5,558	$	— — —

Craig F. Fortin Chief Financial Officer, Senior Vice President of NBTF and Bank	2005 2004 2003		— 4,552 —	4,776 2,825 —		2,440 2,440 657

Stephen G. Klumb Senior Vice President, Senior Loan Officer of Bank	2005 2004 2003		— 4,934 15,009	5,339 3,672 4,857		2,800 2,800 2,800

Andrew J. McCreanor Executive Vice President of Bank	2005 2004 2003		— 4,880 14,182	4,136 371 4,851		2,800 2,800 2,800

Howard T. Witherby Senior Vice President of Bank	2005 2004 2003		— 4,084 11,994	4,161 3,373 3,569		2,800 2,800 2,800

(a)	Allocations to ESOP accounts for 2005 have not yet been determined.

The following table sets forth information regarding all grants of options to purchase NBTF common shares made to Messrs. Smith, Fortin, Klumb, McCreanor and Witherby during 2005. Each of such options, which are not intended to qualify as incentive stock options under the Internal Revenue Code of 1986, has a term of 10 years and are immediately exercisable.

Aggregated Option/SAR Grants in Last Fiscal Year
Individual Grants					Alternative to (f) and (g) Grant Date Value (#) (1)
Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)	Expiration Date	Grant Date Present Value
Timothy L. Smith	6,000/-0-	16%	$23.00	5/17/2015	$20,580
Craig F. Fortin	5,500/-0-	15	23.00	5/17/2015	18,865
Stephen G. Klumb	3,500/-0-	9	23.00	5/17/2015	12,005
Andrew J. McCreanor	5,000/-0-	14	23.00	5/17/2015	17,150
Howard T. Witherby	3,500/-0-	9	23.00	5/17/2015	12,005

(1)	The grant date present value was determined using a Black-Scholes option pricing model and does not necessarily reflect the value that may be realized upon the exercise of the options. The assumptions used for the model include:

a.	Volatility of expected market price of common stock = 20.2%
b.	Risk free interest rate = 4.12%
c.	Dividend yield = 4.52%
d.	Expected life of options = 9 years

The following table sets forth information regarding the number and value of unexercised options held at December 31, 2005 by Messrs. Smith, Fortin, Klumb, McCreanor and Witherby:

Aggregated Option/SAR Exercises In Last Fiscal Year and 12/31/05 Option/SAR Values
	Shares Acquired on Exercise (#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs at 12/31/05 (#)	Value of Unexercised In-the-Money Options/SARs at 12/31/05 ($) (1)
Name			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Timothy L. Smith	21,400	$121,450	11,100/10,200	$-0- /4,980
Craig F. Fortin	-0-	-0-	12,300/9,200	-0- / -0-
Stephen G. Klumb	3,000	-0-	19,400/6,100	9,060/2,490
Andrew J. McCreanor	1,200	12,792	15,400/7,600	9,060/2,490
Howard T. Witherby	-0-	-0-	11,600/6,100	2,670/2,490

(1)	An option is “in-the-money” if the fair market value of the underlying stock exceeds the exercise price of the option. The figure represents the value of such options, determined by multiplying the number of shares subject to unexercised options by the difference between the exercise price and the fair market value of NBTF’s common shares on December 31, 2005, of $20.80 per share.

Option Award for Mr. Limbert

In connection with Mr.Limbert’s employment, the Board of Directors of NBTF awarded to Mr. Limbert an option to purchase 30,000 common shares of NBTF at an exercise price equal to the fair market value of a common share of NBTF on the March 20, 2006, grant date (which amount was not yet determined when this Proxy Statement was delivered to the printer). The option is exercisable one-fifth each year for five years and has a term of ten years. To the extent the option has not been exercised at the time Mr. Limbert’s employment terminates for any reason other than death, Mr. Limbert forfeits any portion of the option that has not been exercised within 90 days after termination of employment. In the event of Mr. Limbert’s death, the executor or administrator of his estate may exercise Mr. Limbert’s rights under the agreement until 180 days after Mr. Limbert’s death. Upon a “change of control” of NBTF, as defined in the Option Award Agreement, the option shall become fully exercisable. The option will not be assignable or transferable except by will or the laws of descent and distribution.

Employment and Severance Agreements

The Bank has entered into a severance agreement with each of Messrs. Fortin, Klumb, McCreanor and Witherby, which are described in this Proxy Statement within the Compensation Committee Report.

On March 3, 2006, NBTF and the Bank entered into an employment agreement with Mr. Limbert. The employment agreement provides for a three-year term commencing on March 20, 2006, subject to annual renewal by the Boards of Directors. The material terms of the employment agreement are as follows:

•	Mr. Limbert will receive a base salary of $300,000 per year, subject to annual review and increase by the Board of Directors.

•	Mr. Limbert will receive a $50,000 bonus with his first paycheck.

•	Mr. Limbert will be awarded on his first day of employment a nonqualified option to purchase 30,000 common shares of NBTF at an exercise price equal to the fair market value of a common share of NBTF on the date of grant, which option is exercisable one-fifth each year for five years and has a term of ten years.

•

Mr. Limbert will be eligible for participation in life, dental, disability and other benefit plans of the Bank available to other senior management personnel; consideration for participation in any equity benefit plans established by NBTF or the Bank; an automobile allowance of $1,000 per month; and reimbursement for country club dues and initiation fees of not more than $50,000.

•	The Bank will pay Mr. Limbert’s temporary housing expenses for up to six months and moving expenses.

•	If Mr. Limbert’s employment is terminated following a change of control of NBTF or the Bank, Mr. Limbert will be entitled to receive approximately three times his annual compensation at the time of the change of control, subject to adjustment to ensure that such payments do not constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, and continuation of health, life and disability coverage under NBTF’s and the Bank’s plans, at the expense of NBTF and the Bank for up to 24 months.

•	If Mr. Limbert’s employment is terminated by NBTF and the Bank other than in connection with a change of control and other than for just cause, or by Mr. Limbert due to certain changes in the conditions of his employment, and before the expiration of the term of the agreement, Mr. Limbert will be entitled to a payment in the amount of his annual salary and the continuation of health, life, disability and other benefits for 18 months or until the earlier date that Mr. Limbert is employed full-time by another employer.

•	NBTF and the Bank may terminate Mr. Limbert’s employment at any time for just cause without further obligation to Mr. Limbert.

Director Compensation

Each director of NBTF who is not a full-time employee of the Bank currently receives $600 for each meeting of the Board of Directors attended. Directors who are full-time employees of the Bank are not paid fees by NBTF. In addition, each director of NBTF who is not a full-time employee of the Bank currently receives for services as a director of the Bank a fee of $8,000 each year and $750 for each meeting of the Board of Directors attended. Directors of the Bank who are full-time employees of the Bank receive $4,500 each year and $600 for each meeting of the Board of Directors attended.

Compensation Committee Report

NBTF is a bank holding company which directly owns all of the outstanding capital stock of the Bank. NBTF’s business consists primarily of the business of the Bank. The financial results of NBTF depend primarily upon the Bank’s financial results. Executive officers of NBTF receive no compensation from NBTF. Prior to April 2005, the Executive Compensation Committee of the Bank made recommendations of compensation for executive officers of NBTF and the Bank to the Board of Directors of the Bank. In April 2005, the Board of Directors of NBTF, composed of the same individuals who constitute the Board of Directors of the Bank, appointed an Executive Compensation Committee of the NBTF Board of Directors. Since April 2005, the NBTF Executive Compensation makes executive compensation recommendations to the Boards of Directors of NBTF and the Bank. The Executive Compensation Committee of the Bank and of NBTF (the “Committee”) has always been composed of directors who are deemed independent under the rules of The Nasdaq Stock Market.

The Committee’s philosophy is to tie executive compensation to the achievement of the Bank’s goals and the resulting performance of NBTF.

The Committee’s goal is to accomplish the following specific objectives through the use of base salary and incentive plans:

(1) Motivate personnel to perform and succeed according to the goals outlined in the Bank’s annual business plan;

(2) Retain key personnel critical to the long-term success of the Bank; and

(3) Utilize incentive plans, such as stock options, that reward executives for corporate success and align the interests of management with those of the shareholders.

Base Salary. Base Salary is the foundation of the Bank’s compensation program, providing income on which the executive can rely, but which is not so large as to eliminate the executive’s motivation to work hard to increase shareholder value. An executive’s base salary is directly related to his or her position, job responsibilities, performance and contribution to the Bank’s success. The Committee reviews peer group information with respect to compensation and company performance on a regional and national basis to ensure salaries are competitive and in line with the industry.

Incentive Plan. The Bank also had an incentive compensation plan pursuant to which awards were based on the Bank’s achievement of predetermined goals relating to return on average equity and return on average assets, and on the participant’s achievement of goals relating to his or her individual contributions to the Bank. Threshold, target and maximum goals for corporate performance are generally established at the beginning of each fiscal year.

All awards were established as a percentage of each participant’s base salary. Awards differed due to the contribution of the individual to the Bank’s success. Participants (except the Chief Executive Officer) earned awards by achieving individual goals and assisting in achieving the Bank’s goals. The more control and influence a participant had on either individual goals or Bank goals, the greater the participant’s weighting on that particular factor. The Chief Executive Officer’s incentive plan awards were based solely on the achievement of the Bank’s goals.

If individual goals were achieved but the Bank failed to achieve its goals, no incentive award would be made to any participant. For the year ended December 31, 2005, bonuses, including the Chief Executive Officer’s, were paid below the target level, but above the minimum threshold level.

Stock Options. The Committee annually reviews the appropriateness of granting stock options to senior management. The purposes of this long-term incentive compensation are to provide an incentive to officers and key employees to promote the success of the business and thereby increase shareholder value, and to attract and retain the best available personnel. The Committee grants options based on an individual’s performance and contribution to the Bank’s success. All options granted to date have a term of 10 years.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), prohibits a publicly-held corporation, such as NBTF, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer and the four most highly compensated officers of the corporation other than the chief executive officer at the close of the corporation’s fiscal year. The $1 million compensation deduction limitation does not apply to “performance-based compensation.”

An option award must meet several requirements to qualify as “performance-based compensation.” NBTF has determined that the options to purchase NBTF currently outstanding will not qualify for exemption from the $1 million limit. Neither NBTF nor the Bank has a policy requiring that all compensation payable in 2005 and thereafter to the covered officers be deductible under Section 162(m). The Board of Directors of both companies will, however, continue to consider carefully the after-tax cost and value to NBTF and the Bank of all compensation.

Retirement Compensation and Life Insurance. NBTF has adopted a number of benefit plans designed to protect the income of officers of NBTF or the Bank upon their retirement or death or a termination of employment in connection with a change in control of NBTF. First, NBTF has a 401(k) plan to which it makes contributions matching a certain percentage of the contributions by each employee of NBTF or the Bank, including officers. NBTF also has an employee stock ownership plan that allocates shares of NBTF to accounts of all employees proportionately on the basis of their other compensation. Finally, in 2002, NBTF adopted the NB&T Financial Group, Inc., Supplemental Executive Retirement Plan (the “SERP”), which provides benefits for certain executive officers of NBTF in the event of the termination of their employment with NBTF and the Bank for any reason other than termination by NBTF or the Bank for cause, as defined in the SERP.

An agreement pursuant to the SERP has been executed with Mr. Smith. Under the agreement with Mr. Smith, if his employment is terminated on or after reaching the age of 55, Mr. Smith will be paid quarterly payments for a period of twenty years after he terminates employment with NBTF. If he terminates employment after the age of 55 but before the age of 57, Mr. Smith will be entitled to payments equal to $75,000 each year. If Mr. Smith’s employment were to terminate after he reaches the age of 57, he would be entitled to payments equal to $85,000 each year. Upon a change in control of NBTF after Mr. Smith reaches age 55 but before he reaches age 57, Mr. Smith’s benefits would become vested as if he had reached age 57. Mr. Smith has retired as of March 20, 2006, at the age of 55. During 2005, 2004 and 2003, $241,733 was accrued each year for Mr. Smith’s benefit. The SERP is designed to provide incentive for the covered officer to remain with NBTF and to act in the best interests of NBTF and its shareholders with the knowledge that their income will be protected in the case of certain life-changing events.

The Bank provides a group term life insurance benefit for all full-time employees. This group term life policy provides death benefits up to three times the employee’s salary up to a maximum death benefit of $250,000. In addition, the Bank offers senior officers an option to substitute their group term life insurance coverage over $50,000 for an individual life insurance policy or annuity owned by the employee. The annual premium for such an individual policy or annuity is limited to $2,800 per year.

Severance Agreements. The Bank has also entered into a severance agreement with each of Messrs. Fortin, Klumb, McCreanor and Witherby, effective April 19, 2004, and with a term of three years, which term automatically renews each year unless the Bank provides six months’ notice of cancellation to the officer. Each agreement provides that the officer receives nothing if he is terminated for “just cause” or is terminated for any reason more than six months before a “change of control” or more than one year after a change of control.

In the event that the officer’s employment is terminated within six months before or within one year after a change of control, (i) the Bank will be required to pay to the officer or his dependents, beneficiaries or estate an amount equal to a multiple (two times for Messrs. Fortin and McCreanor, one time for Messrs. Klumb and Witherby) of (a) the higher of the officer’s base salary at the time of the change of control or the officer’s base salary at the time of termination of employment, plus (b) the highest bonus paid to the officer during the five years preceding this termination; and (ii) the officer and his dependents, beneficiaries and estate will be entitled to coverage under the health, life and disability plans of the Bank or its successor at the expenses of the Bank or its successor until the earliest of the expiration of the term of the agreement, the date the officer is included in another employer’s benefit plans as a full-time employee, or either 24 months (in the case of Messrs. Fortin and McCreanor) or 18 months (in the case of Messrs. Klumb and Witherby) after the officer’s employment is terminated. As an alternative to providing such insurance coverage, the Bank or its successor may choose to pay to the officer cash in an amount sufficient for the officer to purchase equivalent coverage until the earlier of the expiration of the term or for the stated number of months after the termination of employment. Under each of the severance agreements, the officer will also be entitled to the same payments and benefits in connection with a change of control if the officer voluntarily terminates his employment within one year following a change of control upon the occurrence of any one of certain events within six months before or one year after a change of control, including a material change in the capacity or circumstance in which the officer is employed, a change in title of the officer, a requirement that the officer move his residence or perform his principal executive functions more than 35 miles from his present primary office, or the Bank otherwise breaches the agreement.

A “change of control” includes (i) a change in ownership or power to vote of 50% of the voting stock of NBTF; (ii) the merger or consolidation of NBTF or the Bank resulting in more than 50% of the voting power of the resulting entity being owned by persons who were not formerly shareholders of NBTF; (iii) the acquisition of the ability to control the election of a majority of the directors of NBTF or the Bank; (iv) a change of a majority of the directors of NBTF or the Bank within two years, unless approved by the continuing directors; (v) the acquisition by any person of the power to direct NBTF’s management or policies, if the Board has determined that such acquisition of power constitutes a change of control under applicable banking laws; or (vi) a sale of substantially all of the Bank’s assets.

CEO Compensation. Timothy L. Smith was the President and the Chief Executive Officer (“CEO”) of NBTF from October 1989 until March 2006. The Committee used the executive compensation policy described above to determine Mr. Smith’s recommended compensation. All of Mr. Smith’s compensation , including retirement benefits, were considered. In setting the base salary, the Committee made an overall assessment of Mr. Smith’s leadership in achieving the Bank’s long-term strategic and business goals. In addition, the Committee used peer group information obtained from Watson Wyatt Data Services for Independent Financial Companies with average assets from $500 million to $1.9 billion.

In January 2005, the Board established target goals for return on average assets and return on average equity. In addition, threshold and maximum goals were established for the bonus plan. Mr. Smith’s percentage of salary attainable at target was 45%. The Company exceeded the threshold goals, but did not meet targeted goals. As a result, Mr. Smith’s bonus was 33% of salary.

Compensation Committee

S. Craig Beam	Darleen M. Myers
G. David Hawley	Robert A. Raizk
Daniel A. DiBiasio

Compensation Committee Interlocks and Insider Participation

The Board of Directors of NBTF has a Compensation Committee whose members are Messrs. Beam, DiBiasio, Hawley and Raizk and Ms. Myers. None of such persons are employees of the Bank or NBTF, none was formerly an officer of NBTF or a subsidiary of NBTF, and none had any business relationship required to be disclosed in this Proxy Statement.

Performance Graph

The following line graph compares the yearly percentage change in NBTF’s cumulative total shareholder return against the cumulative return of The Nasdaq National Market, and an index of banks with total assets of $500 million to $1 billion. The graph assumes the investment of $100 on December 31, 2000. Cumulative total shareholder return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of NBTF’s common shares at the end and at the beginning of the measurement period; by (ii) the price of NBTF’s common shares at the beginning of the measurement period.

NB&T Financial Group, Inc.

Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
NB&T Financial Group, Inc.	100.00	122.91	154.47	219.38	203.76	157.14
NASDAQ—Total US*	100.00	79.18	54.44	82.09	89.59	91.54
SNL $500M-$1B Bank Index	100.00	129.74	165.63	238.84	270.66	282.26

* Source: SNL Financial LC, Charlottesville, VA. (434) 977-1600 2006

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank occasionally makes loans of various types to directors, officers and employees of the Bank. Loans are offered to all employees of the Bank, including executive officers, at an interest rate that is 25 basis points less than the rate offered on similar loans to others. All loans outstanding to executive officers during 2005 were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Bank customers and did not involve more than the normal risk of collectibility or present other unfavorable features.

Loans to non-employee directors outstanding during the last year were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Bank customers and did not involve more than the normal risk of collectibility or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, NBTF’s directors and executive officers and persons holding more than ten percent of the common shares of NBTF are required to report their ownership of common shares and changes in such ownership to the Securities and Exchange Commission (the “SEC”) and NBTF. The SEC has established specific due dates for such reports. Based upon a review of such reports, NBTF must disclose any failures to file such reports timely in Proxy Statements used in connection with annual meetings of shareholders. No such failures occurred during 2005.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of NBTF is comprised of five directors, all of whom are considered “independent” under Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The Audit Committee is responsible for overseeing NBTF’s accounting functions and controls, as well as selecting and retaining an accounting firm to audit NBTF’s financial statements. The Board of Directors has adopted a Charter to set forth the responsibilities of the Audit Committee.

The Audit Committee received and reviewed the report of BKD, LLP (“BKD”) regarding the results of their audit, as well as the written disclosures and the letter from BKD required by Independence Standards Board Standard No. 1. The Audit Committee reviewed the audited financial statements with the management of NBTF. A representative of BKD also discussed with the Audit Committee the independence of BKD from NBTF, as well as the matters required to be discussed by Statement of Auditing Standards 61, as amended and supplemented. Discussions between the Audit Committee and the representative of BKD included the following:

•	BKD’s responsibilities in accordance with generally accepted auditing standards

•	The initial selection of, and whether there were any changes in, significant accounting policies or their application

•	Management’s judgments and accounting estimates

•	Whether there were any significant audit adjustments or uncorrected misstatements determined by management to be immaterial

•	Whether there were any disagreements with management

•	Whether there was any consultation with other accountants

•	Whether there were any major issues discussed with management prior to BKD’s retention

•	Whether BKD encountered any difficulties in performing the audit

•	BKD’s judgments about the quality of NBTF’s accounting principles

•	BKD’s responsibilities for information prepared by management that is included in documents containing audited financial statements

Based on its review of the financial statements and its discussions with management and the representative of BKD, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, to be filed with the SEC.

Submitted by the Audit Committee:

Daniel A. DiBiasio	Darleen M. Myers
G. David Hawley	Robert A. Raizk
D. Jeffery Lykins

AUDITORS

NBTF engaged BKD as NBTF’s independent certified public accountants effective March 19, 2002.

Management of NBTF expects that a representative of BKD will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Audit Fees

BKD billed NBTF $91,300 and $84,450 for professional services in connection with the audit of NBTF’s annual financial statements and the review of financial statements included in NBTF’s Forms 10-Q during 2005 and 2004.

Audit Related Fees

During 2005 and 2004, BKD billed NBTF $24,965 and $18,335 for assurance and related services concerning financial accounting and audits of two employee benefit plans and not included under “Audit Fees.”

Tax Fees

During 2005 and 2004, BKD billed NBTF $13,950 and $11,785 for tax compliance, tax planning and tax advice services, including preparation of tax returns.

All Other Fees

During 2005 and 2004, BKD performed no services for NBTF and the Bank other than the services discussed in “Audit Fees”, “Audit Related Fees” or “Tax Fees.”

The Audit Committee of NBTF pre-approves all services to be performed by its independent auditor for NBTF, and during 2005, all services provided by BKD for NBTF were approved in advance by NBTF’s Audit Committee.

PROPOSAL TWO: APPROVAL OF NB&T FINANCIAL GROUP, INC. 2006 EQUITY PLAN

General

In 1992, the shareholders of NBTF approved a nonqualified stock option plan (the “1992 Plan”), pursuant to which the only type of equity award authorized is a nonqualified stock option and which permitted awards only to employees, not to non-employee directors. The 1992 Plan has no termination date. There are currently outstanding options to purchase 146,500 common shares of NBTF.

The Board of Directors proposes to replace the 1992 Plan with the 2006 Equity Plan, which will permit additional types of equity awards and will permit option awards to non-employee directors. The Board of Directors of NBTF has voted to terminate the 1992 Plan effective upon the approval by the shareholders of NBTF of the 2006 Equity Plan. The termination of the 1992 Plan would not affect outstanding awards under the 1992 Plan, but no awards would be granted after the awards made in May 2005.

We are asking shareholders to approve the 2006 Equity Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2006 EQUITY PLAN.

The 2006 Equity Plan is intended to foster and promote the long-term financial success of NBTF and its subsidiaries and to increase shareholder value by:

•	Providing employees and directors an opportunity to acquire an ownership interest in NBTF. Under the 2006 Equity Plan, NBTF will have authority to grant stock options, stock appreciation rights and restricted stock awards to employees and non-employee directors of NBTF and its subsidiaries.

•	Enabling NBTF and its subsidiaries to attract and obtain the services of outstanding employees and directors upon whose judgment, interest and special efforts the successful conduct of the business of NBTF and its subsidiaries is largely dependent. The various types of equity awards available under the 2006 Equity Plan will give NBTF flexibility to respond to market-competitive changes in equity compensation practices.

Summary of the 2006 Equity Plan

The principal features of the 2006 Equity Plan are summarized below. The complete text is set forth in Appendix A to this Proxy Statement.

Plan Administration. The Compensation Committee of the Board of Directors of NBTF (the “Committee”), is responsible for administering the 2006 Equity Plan, and will have all powers appropriate and necessary for that purpose. The amount and terms of all equity awards will be determined by the entire Board of Directors, except that the amounts and vesting schedule of awards to non-employee directors are set forth under the 2006 Equity Plan.

The Committee has the authority to, among other things:

•	interpret the 2006 Equity Plan;

•	adopt, amend and rescind rules and regulations relating to the administration of the 2006 Equity Plan; and

•	make recommendations as to which employees of NBTF or any subsidiary of NBTF (“Employees”) will be granted awards, the type of awards to be granted and the terms and conditions of the awards.

The Board of Directors has the final authority to decide which Employees will be granted awards, the types of award to be granted to each Employee, and the terms and conditions of each award to both Employees and non-employee directors, subject to certain limitations set forth in the 2006 Equity Plan.

None of NBTF, the Board or the Committee, however, may reprice any award without the approval of NBTF’s shareholders.

So long as permitted by law, the Committee may delegate to any individual (including Employees) or entity that it deems appropriate any of its ministerial duties and authority, but not the discretionary aspects of its duties and authority.

Eligibility for Awards. The 2006 Equity Plan permits the Board of Directors to grant awards to any Employee, although it is anticipated that only executives and key managers generally will be considered for discretionary awards. Currently, there are approximately eight executives and key managers of NBTF and its subsidiaries who would be eligible for an award under the 2006 Equity Plan. The selection of Employee participants and the nature and size of their awards are within the discretion of the Board of Directors. A total of nine non-employee directors currently would receive awards as set forth in the 2006 Equity Plan.

Awards. The 2006 Equity Plan provides for the grant of non-qualified stock options, incentive stock options that qualify under Section 422 of the Code, stock appreciation rights, and restricted stock, each as defined in the 2006 Equity Plan.

Authorized Shares and Limitations on Grants. The 2006 Equity Plan authorizes the issuance of 270,000 common shares of NBTF. If shares subject to an award granted under the 2006 Equity Plan are forfeited, terminated, exchanged or otherwise settled without the issuance of shares or the payment of cash, the shares associated with that award will be available for future grants. The shares issued pursuant to the 2006 Equity Plan may consist, in whole or in part, of authorized and unissued shares not reserved for any other purpose or treasury shares.

During any fiscal year, no Employee whose compensation is (or likely will be) subject to limited deductibility under Section 162(m) of the Code (a “Covered Employee”) may receive options and stock appreciation rights covering more than 12,000 common shares of NBTF in the aggregate (including any shares in respect of awards that have been cancelled) and restricted stock awards covering more than 2,000 shares, in each case subject to later adjustment as described below under the heading “Adjustments.”

Adjustments. If a corporate transaction affects NBTF’s outstanding shares, such as a stock dividend, stock split, recapitalization, merger or other similar corporate change, the Committee will make such adjustments as it deems necessary or appropriate to the number of shares authorized for issuance pursuant to the 2006 Equity Plan and to the individual limitations described in this discussion. The Committee also will make adjustments to outstanding awards previously granted under the 2006 Equity Plan as it deems necessary or appropriate. Any such decision by the Committee will be final and binding on all participants.

Options. Options to purchase common shares of NBTF may be in the form of a non-qualified stock option or an incentive stock option. Incentive stock options may be granted only to Employees and may not be issued to non-employee directors.

The price at which a share may be purchased under an option (the exercise price) will be determined by the Committee, but may not be less than the fair market value (as defined in the 2006 Equity Plan) of a common share on the date the option is granted (subject to later adjustment as described above under the heading “Adjustments”). The exercise price of an incentive stock option granted to an Employee who owns (as defined in the Code) shares of NBTF possessing more than 10 percent of the voting power of NBTF (a “10% Holder”), determined under rules issued by the Internal Revenue Service (“IRS”), may not be less than 110 percent of the fair market value of a common share of NBTF on the date the option is granted.

The Committee may establish the term of each option, but no incentive stock option may be exercised after 10 years from the grant date (5 years if the Employee is a 10% Holder). Options granted to non-employee directors will become exercisable at the rate of one third each year beginning on and after the grant date. Options awarded to Employees will become exercisable according to a schedule determined by the Board of Directors at the time the award is made, but no Employee option will become exercisable at a rate of less than one third each year on and after the grant date.

The number of incentive stock options that become exercisable for the first time in any year cannot relate to shares of common shares of NBTF having a fair market value (determined on the date of grant) of more than $100,000 per Employee.

The exercise price of any option must be paid in the manner specified in the associated award agreement, which may include payment in cash (or a cash equivalent), a cashless exercise and tendering common shares of NBTF the participant already has owned for at least six months as partial or full payment of the exercise price.

Director Option Grants. The 2006 Equity Plan provides for automatic grants of non-qualified stock options to non-employee directors. During any fiscal year, the Board will grant to NBTF’s non-employee directors non-qualified stock options to purchase 1,000 shares. In addition, the Board will grant to each of NBTF’s non-employee directors a non-qualified stock option to purchase 1,000 shares on the date immediately following the director’s initially becoming a director. The number of awards granted to NBTF’s non-employee directors is subject to later adjustment as described under the heading “Adjustments.”

Stock Appreciation Rights. Stock appreciation rights (“SARs”) may be granted under the Plan. The exercise price of an SAR must be equal to or greater than the fair market value of the NBTF’s common shares on the date of grant (subject to later adjustment as described above under the heading “Adjustments”). An Employee exercising an SAR receives the number of whole shares equal to the difference between the fair market value of a common share of NBTF on the exercise date and the exercise price, multiplied by the number of shares with respect to which the SAR is exercised. The value of any fractional shares of Common Stock otherwise receivable upon the exercise of an SAR will be settled in cash.

Restricted Stock. Restricted stock consists of common shares of NBTF that are issued to a participant but which are subject to restrictions on transfer and the risk of forfeiture if certain specified conditions are not met. Restricted stock may not be sold or otherwise transferred or hypothecated until the end of the transfer restriction period established by the Committee, which will lapse as described in the associated award agreement. Unless otherwise specified in the award agreement, the restriction period will lapse no later than three years after the grant date. During the restriction period, restricted stock granted to a participant will be held by NBTF as escrow agent. Restricted stock will vest, with the associated restrictions on transfer lapsing, if time-based conditions are met.

Restricted stock will be forfeited if all conditions to the lapse of transfer restrictions and risk of forfeiture have not been met. Restricted stock held in escrow will not be released until all restrictions have been met at the end of the applicable restriction period. Restricted stock that has been forfeited will again become available under the 2006 Equity Plan for future awards.

Unless the associated award agreement specifies otherwise, a participant who has been granted restricted stock will have the right to receive dividends on such shares and will have the right to vote such shares during the restriction period.

Award Agreements. By accepting an award, a participant will have agreed to be bound by the terms of the 2006 Equity Plan and the award agreement between the participant and NBTF that sets forth the terms and conditions of the award.

Effect of Termination of Service on Awards

Unless the associated award agreement provides otherwise, the following rules apply to all awards granted under the 2006 Equity Plan when a participant terminates service as an employee or non-employee director, as the case may be:

Death or Disability. Unless the associated award agreement provides otherwise, if a participant’s employment (or, in the case of a non-employee director, his or her board service) terminates because of death or disability (as defined in the 2006 Equity Plan):

•	all restricted stock held by the participant that is unvested at the time of termination of employment (or board service in the case of a non-employee director) will become fully vested;

•	all non-qualified stock options and SARs (whether or not then exercisable) held by the participant at the time of termination of employment (or board service in the case of a non-employee director) will be exercisable by the participant’s beneficiaries at any time before the earlier of the normal expiration date of the award or one year after the participant’s death or disability; and

•	all incentive stock options held by the Employee at the time of termination of employment will be exercisable by the Employee’s beneficiaries at any time before the earlier of the normal expiration date of the award and one year after the Employee’s death or disability, with any incentive stock option not exercised within three months of death or disability being treated as a non-qualified stock option.

Retirement. Unless the associated award agreement provides otherwise, if a participating Employee’s employment terminates because of retirement:

•	all restricted stock (whether or not then vested) held by the participant when the participant retires will become fully vested;

•	all non-qualified stock options and SARs (whether or not then exercisable) held by the participant when the participant retires will be exercisable by the participant at any time before the earlier of the normal expiration date of the award and one year after the retirement date; and

•	all incentive stock options held by the Employee when the employee retires will be exercisable by the Employee at any time before the earlier of the normal expiration date of the award and one year after the retirement date; except that any incentive stock option not exercised within three months after the Employee retires will be treated as a non-qualified stock option.

For purposes of the 2006 Equity Plan, “retirement” is defined as any termination of employment on or after reaching age 55 and after qualifying to receive benefits under any defined benefit type deferred compensation arrangement maintained by NBTF or any subsidiary.

Involuntary Termination of Service for Cause. Unless the associated award agreement provides otherwise, all outstanding awards will be forfeited if an Employee’s employment is terminated for cause (as defined in the 2006 Equity Plan) as of the date of termination of service.

Termination for any Other Reason. Unless otherwise specified in the associated award agreement, any awards that are exercisable when a participant terminates for any reason other than death, disability, retirement or cause may be exercised at any time before the earlier of the normal expiration date of the award and 90 days after the termination date. All options and SARs not exercisable on the termination date and all unvested restricted stock will terminate on the termination date unless otherwise specified in the award agreement.

Buy-out of Awards. At any time before a change in control, the Committee, in its sole discretion, may offer to buy for cash or by substitution of another award any or all outstanding awards held by any participant, whether or not exercisable, by providing to the participant written notice of its intention to exercise its right. If NBTF makes an offer to buy outstanding awards, it will transfer to each participant accepting the offer the value of the award to be purchased or exchanged, or determined by the Committee, as soon as administratively possible.

Merger, Consolidation or Similar Events. If NBTF undergoes a Change in Control (as defined in the 2006 Equity Plan), all of a participant’s awards will be treated as provided in the associated award agreement or in a separate written change in control or similar agreement between the participant and NBTF or any subsidiary.

Amendment, Modification and Termination of Plan. The 2006 Equity Plan was adopted by NBTF’s Board of Directors on March 21, 2006, and will become effective upon the approval by the shareholders at the 2006 Annual Meeting. If approved by NBTF’s shareholders, the 2006 Equity Plan will remain in effect until March 21, 2016.

NBTF may terminate, suspend or amend the 2006 Equity Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule or regulation, applicable requirements of the Code or applicable requirements of any securities exchange, market or other quotation system on which NBTF’s securities are listed or traded. No amendment of the 2006 Equity Plan may (i) result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Securities Exhange Act of 1934 or any successor rule or regulation, (ii) cause the 2006 Equity Plan to fail to meet the requirements of Rule 16b-3 or (iii) except as otherwise provided in the 2006 Equity Plan or in the participant’s award agreement, without the consent of the participant, adversely affect any award held by such participant.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income and employment tax consequences relating to the 2006 Equity Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this proxy statement and does not purport to be a complete description of the U.S. federal income or employment tax laws.

Section 409A of the Internal Revenue Code. In 2004, the Internal Revenue Code was amended to add Section 409A, which creates new rules for amounts deferred under “nonqualified deferred compensation plans.” Section 409A includes a broad definition of nonqualified deferred compensation plans which may extend to various types of awards granted under the 2006 Equity Plan. The proceeds of any grant that is subject to Section 409A are subject to a 20 percent excise tax if those proceeds are distributed before the recipient separates from service or before the occurrence of other specified events, such as death, disability or a change of control, all as defined in Section 409A. The IRS has not finalized regulations describing the effect of Section 409A on the types of awards issuable pursuant to the 2006 Equity Plan. The Committee intends to administer the 2006 Equity Plan to avoid or minimize the effect of Section 409A and, if necessary, will amend the 2006 Plan to comply with Section 409A before December 31, 2006 (or a later date specified by the IRS).

ISOs. ISOs are intended to qualify for special treatment available under Section 422 of the Internal Revenue Code. A participant will not recognize any income when an ISO is granted or exercised, and NBTF will not receive a deduction at either of those times. Also, ISOs are not subject to employment taxes.

If a participant acquires common shares of NBTF by exercising an ISO and continues to hold those common shares for one year or, if longer, until the second anniversary of the grant date (each of these periods is called an “ISO Holding Period”), the amount the participant receives when he or she disposes of the common shares minus the exercise price will be taxable at long-term capital gain or loss rates (this is referred to as a “qualifying disposition”), depending on whether the amount the participant receives when he or she disposes of the common shares is larger or smaller than the exercise price he or she paid. Upon a qualifying disposition, NBTF is not entitled to a deduction.

If a participant disposes of the common shares before the end of either ISO Holding Period (this is referred to as a “disqualifying disposition”), the participant will recognize compensation income equal to the excess, if any, of (1) the fair market value of the common shares on the date the ISO was exercised, or, if less, the amount received on the disposition, over (2) the exercise price. NBTF will be entitled to a deduction equal to the income that the participant recognizes. The participant’s additional gain will be taxable at long-term or short-term capital gain rates (depending on whether he or she held the common shares for more than one year).

If a participant uses common shares acquired by exercising an ISO (“Delivered Shares”) to pay the exercise price of another ISO, the participant’s payment will be treated as a disqualifying disposition of the Delivered Shares if the Delivered Shares are used to exercise an ISO before the end of their ISO Holding Periods. This type of disposition generally will cause the participant to recognize ordinary income on the Delivered Shares equal to the difference between the exercise price of the Delivered Shares and the fair market value of the Delivered Shares at exercise. NBTF will be entitled to a deduction equal to the ordinary income that the participant recognizes. If a participant exercises his or her ISO using (1) common shares that was not purchased pursuant to an ISO or (2) Delivered Shares that were purchased by exercising an ISO that satisfied the ISO Holding Periods, the participant generally will not recognize income, gain or loss in connection with the exercise.

If a participant exercises his or her ISO using only Delivered Shares to pay the exercise price, the participant’s basis in the same number of new shares of common shares will be the same as his or her basis in the Delivered Shares plus the taxable income, if any, that the participant recognized on the delivery of the Delivered Shares. Any additional new common shares will have a zero basis.

The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. When an ISO is exercised, a participant must treat the excess, if any, of the fair market value of the common shares on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. The rules affecting the application of the alternative minimum tax are complex and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from ISOs.

Nonqualified Stock Options. Nonqualified stock options do not receive the special tax treatment afforded to ISOs under the Internal Revenue Code, although a participant will not recognize any income when a nonqualified stock option is granted and NBTF will not receive a deduction at that time. However, unlike an ISO, when a nonqualified stock option is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the common shares that the participant purchased on the date of exercise over the exercise price. Also, unlike an ISO, this same amount will be subject to employment taxes, including social security and Medicare taxes. If a participant uses common shares or a combination of common shares and cash to pay the exercise price of a nonqualified stock option, he or she will have ordinary income equal to the value of the excess of the number of shares that the participant purchases over the number he or she surrenders, less any cash the participant uses to pay the exercise price. This same amount will be subject to employment taxes, including social security and Medicare taxes. When a nonqualified stock option is exercised, NBTF will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives when he or she disposes of the common shares that he or she acquired by exercising a nonqualified stock option is larger than the exercise price the participant paid, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after he or she acquired them by exercising the nonqualified stock option. But, if the amount a participant receives when he or she disposes of the common shares that the participant acquired by exercising a nonqualified stock option is less than the exercise price he or she paid, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after he or she acquired them by exercising the nonqualified stock option.

SARs. A participant will not recognize any income when a SAR is granted, and NBTF will not receive a deduction at that time. When a SAR is exercised, a participant will recognize ordinary income equal to the cash and/or fair market value of the common shares the participant received upon exercise. NBTF will be entitled to a deduction equal to the ordinary income that the participant recognizes. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. If the amount a participant receives when he or she disposes of any common shares acquired upon the exercise of a SAR is larger than the value of the Shares when the SAR was exercised, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the SAR was exercised. But, if the amount the participant receives when he or she disposes of the common shares is less than the value of the common shares when the SAR was exercised, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the SAR was exercised.

Restricted Stock. Unless a participant makes an election under Section 83(b) of the Internal Revenue Code, the participant will not recognize taxable income when restricted stock is granted, and NBTF will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the shares of restricted stock vest (i.e., when the participant can no longer lose them) equal to the fair market value of the common shares he or she receives when the restrictions lapse, less any consideration paid for the restricted stock, and NBTF generally will be entitled to a deduction equal to the income that the participant recognizes. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes.

If the amount a participant receives when he or she disposes of these shares is larger than the value of the shares when the restricted stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the restricted stock vested. But, if the amount the participant receives when he or she disposes of these shares is less than the value of the shares when the restricted stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the restricted stock vested.

If a participant makes a Section 83(b) election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares of restricted stock on the grant date, and NBTF will be entitled to a deduction equal to the income that the participant recognizes at that time. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. However, the participant will not recognize income when (and if) the restrictions lapse. If a participant earns the shares, any appreciation between the grant date and the date the participant disposes of the shares will be treated as a long-term or short-term capital gain, depending on whether he or she held the shares for more than one year after the grant date. But, if the amount the participant receives when he or she disposes of these shares is less than the value of the shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether he or she held the shares for more than one year after the grant date. Also, if a participant forfeits his or her restricted stock, the participant cannot take a tax deduction in connection with that forfeiture.

Section 162(m) of the Code. As described above, awards granted under the 2006 Equity Plan may qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve federal income tax deductions by NBTF with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of NBTF’s five most highly compensated executive officers. To so qualify, options and other awards must be granted under the 2006 Equity Plan by a committee consisting solely of two or more “outside directors” (as defined under IRS regulations) and satisfy the 2006 Equity Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify as “performance-based compensation,” the issuance or vesting of the award, as the case may be, must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.”

Sections 280G and 4999 of the Code. Sections 280G and 4999 of the Code impose penalties on persons who pay and persons who receive excess parachute payments. A parachute payment is the value of any amount that is paid to “disqualified individuals” (such as officers and highly paid employees of NBTF or its subsidiaries) on account of a change in control. An excess parachute payment is a parachute payment that is equal to or greater than 300 percent of the participant’s taxable compensation averaged over the five calendar years ending before the change in control (or over the participant’s entire period of employment if that period is less than five calendar years). This average is called the “Base Amount.”

Some participants in the 2006 Equity Plan may receive parachute payments in connection with a change in control. If this happens, the value of each participant’s parachute payment from the 2006 Equity Plan must be combined with other parachute payments the same participant is entitled to receive under other agreements or plans with NBTF or any NBTF related entity, such as an employment agreement or a change in control or displacement agreement. If the combined value of all parachute payments is an excess parachute payment, the participant must pay an excise tax equal to 20 percent of the value of all parachute payments above 100 percent of the participant’s Base Amount. This tax is due in addition to other federal, state and local income, wage and employment taxes. Also, neither NBTF nor any related entity would be able to deduct the amount of any participant’s excess parachute payment, and the $1,000,000 limit on deductible compensation under Section 162(m) of the Code would be reduced by the amount of the excess parachute payment.

The 2006 Equity Plan addresses excess parachute payment penalties in two ways. Generally, if a participant in the 2006 Equity Plan receives an excess parachute payment, the value of the payment is reduced to avoid the excess parachute penalties. However, the 2006 Equity Plan also states that another approach will be taken if a 2006 Equity Plan participant has another agreement with NBTF or a related entity (such as an employment or a change in control agreement) that provides for a different approach.

ANY U.S. FEDERAL TAX ADVICE CONTAINED IN THE FOREGOING IS NOT INTENDED OR WRITTEN BY THE PREPARER OF SUCH ADVICE TO BE USED, AND IT CANNOT BE USED BY THE RECIPIENT, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE RECIPIENT. THIS DISCLOSURE IS INTENDED TO SATISFY U.S. TREASURY

DEPARTMENT REGULATIONS.

Required Vote of Shareholders

The affirmative vote of a majority of the shares present in person or by proxy at the 2006 Annual Meeting is required to approve the 2006 Equity Plan.

Awards Proposed to be Granted Under the 2006 Equity Plan

No benefits or amounts have been granted, awarded or received under the 2006 Equity Plan. Because awards to officers and employees are discretionary, no awards are determinable for these individuals at this time. The following table sets forth information regarding the automatic non-qualified option awards to be made to all nine non-employee directors during the next year under the 2006 Equity Plan:

NEW PLAN BENEFITS

2006 Equity Plan

	Dollar Value ($)		Number of Units
Non-executive director group	$185,850	(1)	9,000

(1)	The $20.65 closing price of a share of the Company’s Common Stock on the Nasdaq Capital Market on March 1, 2006, multiplied by the aggregate of 9,000 shares subject to award to all non-employee directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE 2006 EQUITY PLAN

PROPOSALS OF SECURITY HOLDERS AND OTHER MATTERS

Any proposals of shareholders intended to be included in NBTF’s proxy statement for the 2007 Annual Meeting of Shareholders should be sent to NBTF by certified mail and must be received by NBTF not later than November 28, 2006. In addition, if a shareholder intends to present a proposal at the 2007 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by February 9, 2007, then the proxies designated by the Board of Directors of NBTF for the 2007 Annual Meeting of Shareholders of NBTF may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

Management knows of no other business that may be brought before the Annual Meeting. The persons named in the enclosed Proxy intend to vote such Proxy in accordance with their best judgment on any other matters that may be brought before the Annual Meeting.

The Board of Directors expects all directors to make every effort to attend meetings of the shareholders of NBTF. All directors attended the 2005 Annual Meeting of Shareholders. All written communications addressed to an individual director at the address of NBTF or one of the offices of a subsidiary of NBTF, except those clearly of a marketing nature, will be forwarded directly to the director. All written communications addressed to the Board of Directors at the address of NBTF or one of the offices of a subsidiary of NBTF will be presented to the full Board of Directors at a meeting of the Board of Directors.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

By Order of the Board of Directors

March 21, 2006	Charles L. Dehner, Secretary

EXHIBIT A

NB&T FINANCIAL GROUP, INC.

2006 EQUITY PLAN

1.00 PURPOSE AND EFFECTIVE DATE

1.01 Purpose. This Plan is intended to foster and promote the long-term financial success of the Company and Related Entities and to increase shareholder value by [1] providing Employees and Directors an opportunity to acquire an ownership interest in the Company and [2] enabling the Company and Related Entities to attract and retain the services of outstanding Employees and Directors upon whose judgment, interest and special efforts the successful conduct of the Group’s business is largely dependent.

1.02 Effective Date. The Plan will be effective upon its adoption by the Board and approval by the affirmative vote of the Company’s shareholders under applicable rules and procedures, including those prescribed under Code §§162(m) and 422. Any Award granted before shareholder approval will be null and void if the shareholders do not approve the Plan within the period just described. Subject to Sections 10.00 and 11.00, the Plan will continue until the tenth anniversary of the date it is adopted by the Board or approved by the Company’s shareholders, whichever is earliest.

2.00 DEFINITIONS

When used in this Plan, the following words, terms and phrases have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.

Act. The Securities Exchange Act of 1934, as amended, or any successor statute of similar effect, even if the Company is not subject to the Act.

Annual Meeting. The annual meeting of the Company’s shareholders.

Award. Any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock and Stock Appreciation Right granted under the Plan.

Award Agreement. The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award and the manner in which it will or may be settled if earned. If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of this Plan will govern.

Beneficiary. The person a Participant designates to receive (or to exercise) any Plan benefit (or right) that is unpaid (or unexercised) when the Participant dies. A Beneficiary may be designated only by following the procedures described in Section 12.02; neither the Company nor the Committee is required to infer a Beneficiary from any other source.

Board. The Company’s board of directors.

Cause. As defined in any written agreement between the Employee and the Company or any Related Entity or, if there is no written agreement, one or more of the following acts of the Employee: personal dishonesty; incompetence; willful misconduct; breach of fiduciary duty involving personal profit; intentional failure or refusal to perform assigned duties and responsibilities consistent with the Employee’s position; willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order; conviction of a felony or for fraud or embezzlement; or material breach of any written agreement between the Employee and the Company or any Related Entity.

However, Cause will not arise solely because the Employee is absent from active employment during periods of vacation or other approved leaves of absence, consistent with the Employer’s applicable vacation and approved leave of absence policy, sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may result in a Disability or other period of absence initiated by the Employee and approved by the Employer.

Confidential Information. Any and all information (other than information in the public domain) related to the Company’s or any Related Entity’s business, including all processes, inventions, trade secrets, computer programs, technical data, drawings or designs, information concerning pricing and pricing policies, marketing techniques, plans and forecasts, new product information, information concerning methods and manner of operations and information relating to the identity and location of all past, present and prospective customers and suppliers.

Change in Control. As defined in any written agreement between the Employee and the Company or any Related Entity or, if there is no written agreement, the occurrence of the earliest to occur of any one of the following events on or after the Effective Date:

[1] any one person, or more than one person acting as a group, acquired ownership of stock of the Company that, together with stock held by such person or group, possesses more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group is considered to own more than 50% of the total market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in control. Any increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of the transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section; or

[2] any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total market value equal to or more than one-third of the total fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Notwithstanding any other provision of this Agreement, the Employee will not be entitled to any amount under this Agreement if he or she acted in concert with any person or group (as defined above) to effect a Change in Control, other than at the specific direction of the Board and in his/her capacity as an employee of the Company or any Subsidiary.

Change in Control Price. The highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of events not related to a transfer of Stock, the highest Fair Market Value of a share of Stock on any of the 30 consecutive trading days ending on the last trading day before the Change in Control occurs.

Code. The Internal Revenue Code of 1986, as amended or superseded after the Effective Date and any applicable rulings or regulations issued under the Code.

Committee. The Board’s Compensation Committee, which also constitutes a “compensation committee” within the meaning of Treas. Reg. §1.162-27(c)(4). The Committee will be comprised of at least three persons [1] each of whom is [a] an outside director, as defined in Treas. Reg. §1.162-27(e)(3)(i) and [b] a “non-employee” director within the meaning of Rule 16b-3 under the Act and [2] none of whom may receive remuneration from the Company or any Related Entity in any capacity other than as a director, except as permitted under Treas. Reg. §1.162-27(e)(3)(ii).

Company. NB&T Financial Group, Inc., an Ohio corporation, and any and all successors to it.

Covered Officer. Those Employees whose compensation is (or likely will be) subject to limited deductibility under Code §162(m) as of the last day of any calendar year.

Director. A person who, on an applicable Grant Date [1] is an elected member of the Board or of a Related Board (or has been appointed to the Board or to a Related Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by shareholders) and [2] is not an Employee. For purposes of applying this definition, a Director’s status will be determined as of the Grant Date applicable to each affected Award.

Director Options. Nonqualified Options issued to Directors under Section 6.00.

Disability. Unless the Committee specifies otherwise in the Award Agreement:

[1] With respect to an Incentive Stock Option, as defined in Code §22(e)(3).

[2] With respect to any Award subject to Code §409A, as defined under Code §409A; and

[3] With respect to any Award not described in subpart [1] or [2] of this definition, as defined in any disability insurance policy provided by the Company or a Related Entity and in which the Employee is eligible to participate at the Grant Date.

Employee. Any person who, on any applicable date, is a common law employee of the Company or any Related Entity. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.

Exercise Price. The amount, if any, a Participant must pay to exercise an Award.

Fair Market Value. The value of one share of Stock on any relevant date, determined under the following rules: [1] if the Stock is traded on an exchange, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day; [2] if the Stock is traded over-the-counter, the reported “closing price,” if reported, or if there is no reported “closing price,” the mean between the highest bid and the lowest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or [3] if neither subparts [1] or [2] of this definition apply, the fair market value as determined by the Committee in good faith and, with respect to Incentive Stock Options, consistent with rules prescribed under Code §422.

Full-Value Award. Restricted Stock Awards that, by the terms of the Award Agreement through which they are issued, are to be settled in shares of Stock.

Grant Date. The date an Award is granted.

Group. The Company and all Related Entities. The composition of the Group will be determined as of any relevant date.

Incentive Stock Option. Any Option that, on the Grant Date, meets the conditions imposed under Code §422 and is not subsequently modified in a manner inconsistent with Code §422.

Nonqualified Stock Option. Any Option that is not an Incentive Stock Option.

Option. The right granted under Section 6.00 to a Participant to purchase a share of Stock at a stated price for a specified period of time. An Option may be either [1] an Incentive Stock Option or [2] a Nonqualified Stock Option.

Participant. Any Employee or Director to whom an Award has been granted and which is still outstanding.

Plan. The NB&T Financial Group, Inc., 2006 Equity Plan.

Plan Year. The Company’s fiscal year.

Related Board. The board of directors of any incorporated Related Entity or the governing body of any unincorporated Related Entity.

Related Entity. Any corporation, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity.

Restricted Stock. A share of Stock issued to a Participant contingent upon satisfaction of conditions described in Section 7.00.

Restriction Period. The period over which the Committee will determine if a Participant has met conditions placed on Restricted Stock.

Retirement. Unless the Committee specifies otherwise in the Award Agreement, the date an Employee Terminates on or after reaching age 55 and qualifying to receive benefits under any tax-qualified deferred compensation plan then maintained by his or her Employer.

Stock. The Class A common shares, without par value, issued by the Company or any security issued by the Company in substitution, exchange or in place of these shares.

Stock Appreciation Right (or “SAR”). An Award granted under Section 8.00 and consisting of the potential appreciation of the shares of Stock underlying the Award.

Terminate. A “separation from service” as defined under Code §409A.

3.00 PARTICIPATION

3.01 Awards to Employees.

[1] Consistent with the terms of the Plan and subject to Section 3.03, the Board, upon recommendation of the Committee, will [a] decide which Employees will be granted Awards; and [b] specify the type of Award to be granted to Employees and the terms upon which those Awards will be granted and may be earned.

[2] The Board, upon the Committee’s recommendation, may establish different terms and conditions [a] for each type of Award granted to an Employee, [b] for each Employee receiving the same type of Award; and [c] for the same Employee for each Award the Employee receives, whether or not those Awards are granted at different times.

3.02 Awards to Directors. Consistent with the terms of the Plan and subject to Section 3.03, the Board will grant to Directors the Awards described in Section 6.01[2].

3.03 Conditions of Participation. By accepting an Award, each Employee and Director agrees:

[1] To be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Board; and

[2] That the Committee (or the Board, as appropriate) may amend the Plan and the Award Agreements without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights that were granted under the Plan or Award Agreement (or both) before those amendments.

4.00 ADMINISTRATION

4.01 Duties. The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose, although the Board has final authority to grant Awards as described in Section 3.00. Consistent with the Plan’s objectives, the Board and the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s and the Group’s interests, and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Board and the Committee will be final, binding and conclusive for all purposes and upon all persons.

4.02 Delegation of Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) that it deems appropriate. However, the Committee may not delegate any duties it is required to discharge to comply with Code §162(m).

4.03 Award Agreement. As soon as administratively feasible after the Grant Date, the Committee will prepare and deliver an Award Agreement to each affected Participant. The Award Agreement:

[1] Will describe [a] the type of Award and when and how it may be exercised or earned, [b] any Exercise Price associated with that Award and [c] how the Award will or may be settled.

[2] To the extent different from the terms of the Plan, will describe [a] any conditions that must be met before the Award may be exercised or earned, [b] any objective restrictions placed on Awards and any performance-related conditions and Performance Criteria that must be met before those restrictions will be released and [c] any other applicable terms and conditions affecting the Award.

4.04 Restriction on Repricing. Regardless of any other provision of this Plan, neither the Company nor the Committee may “reprice” (as defined under rules issued by the exchange on which the Stock is then traded) any Award without the prior approval of the shareholders.

5.00 LIMITS ON STOCK SUBJECT TO AWARDS

5.01 Number of Authorized Shares of Stock. Subject to Section 5.03, the number of shares of Stock issued under the Plan may not be larger than 270,000 shares, all of which may be issued through Incentive Stock Options. The full number of shares underlying an SAR shall be deemed “issued” for purposes of counting the number of shares authorized for issuance pursuant to the Plan. Subject to the aggregate limitation set for in this Section 5.01 and with the exception of equity awards to Directors as determined in Section 6.01, the Board, in its discretion, may determine the number of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Restricted Stock to be granted at Grant Date to employees.

The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.

5.02 Share Accounting. The limits imposed under Section 5.01:

[1] Will be conditionally reduced by the number of shares of Stock subject to any outstanding Award, including the full number of shares underlying SARs; and

[2] Will be absolutely reduced by [a] the number of shares of Stock issued pursuant to the exercise of an Option, [b] the number of shares of Stock issued because the terms of a Full-Value Award Agreement have been met and [c] by the full number of shares of Stock underlying an SAR that has been earned and exercised; but

[3] Will be increased by the number of shares of Stock subject to any Award that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without the issuance of Stock or without payment of cash equal to the difference between the Award’s Fair Market Value and its Exercise Price (if any).

In addition, the number of authorized shares of Stock specified in Section 5.01 will be reduced by the number of shares of Stock surrendered by a Participant or withheld by the Company to pay the Exercise Price of an Option or the taxes associated with an Award.

Any decision by the Committee under this section will be final and binding on all Participants.

5.03 Adjustment in Capitalization. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting Stock, the Committee will appropriately adjust [1] the number of Awards that may or will be granted to Participants during a Plan Year, [2] the aggregate number of shares of Stock available for Awards under Sections 5.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan), [3] the respective Exercise Price, number of shares and other limitations applicable to outstanding or subsequently granted Awards and [4] any other factors, limits or terms affecting any outstanding or subsequently granted Awards.

5.04 Limits on Awards to Covered Officers. During any Plan Year, no Covered Officer may receive [1] Options and SARs covering more than 12,000 shares in the aggregate (adjusted as provided in Section 5.03), including Awards that are cancelled [or deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B)] during each Plan Year granted or [2] Restricted Stock Awards covering more than 2,000 shares in the aggregate (adjusted as provided in Section 5.03), including Awards that are cancelled [or deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B)] during each Plan Year granted.

6.00 OPTIONS

6.01 Grant of Options. Subject to Section 10.00 and the terms of the Plan and the associated Award Agreement:

[1] At any time during the term of this Plan, the Board may grant Incentive Stock Options and Nonqualified Stock Options to employees

[2] The Board will grant, subject to adjustment as provided in Section 5.03, [a] 1,000 Director Options to each Director on the date immediately after the Director first becomes a Director, and [b] 1,000 shares of Director Options on the date following each subsequent Annual Meeting during which the Director serves as a Director.

6.02 Exercise Price. Except as required to implement Section 6.06, each Option will bear an Exercise Price at least equal to Fair Market Value on the Grant Date. However, the Exercise Price associated with an Incentive Stock Option will be at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date with respect to any Incentive Stock Options issued to an Employee who, on the Grant Date, owns [as defined in Code §424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock (or the combined voting power of any Related Entity), determined under rules issued under Code §422.

6.03 Exercise of Options. Subject to Section 9.00 and any terms, restrictions and conditions specified in the Plan:

[1] Employee Options will be exercisable according to a vesting schedule determined by the Board at the Grant Date; provided, however, that no Employee Option will become exercisable at a rate of less than one third each year beginning on and after the Grant Date.

[2] Director Options will be exercisable according to the following schedule:

Number of Full Years Beginning After Grant Date	Cumulative Percentage Vested
Less than 1	0 percent
1 but fewer than 2	33 1/3 percent
2 but fewer than 3	66 2/3 percent
3 or more	100 percent

[3] However:

[a] Any Option to purchase a fraction of a share of Stock will automatically be converted to an Option to purchase a whole share.

[b] No Incentive Stock Option may be exercised more than ten years after it is granted (five years in the case of an Incentive Stock Option granted to an Employee who owns [as defined in Code §424(d)] on the Grant Date Stock possessing more than 10 percent of the total combined voting power of all classes of Stock or the combined voting power of any Related Entity, determined under rules issued under Code §422).

[c] No Director Option will be exercisable more than ten years after it is granted.

[d] Nonqualified Stock Options (other than Director Options) will be exercisable for the period specified in the Award Agreement.

6.04 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary:

[1] No provision of this Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code §422 or, without the consent of any affected Participant, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment afforded under Code §421.

[2] The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Related Entities of the Company) will not exceed $100,000 [or other amount specified in Code §422(d)], determined under rules issued under Code §422.

[3] No Incentive Stock Option will be granted to any person who is not an Employee on the Grant Date.

6.05 Exercise Procedures and Payment for Options. Unless the Committee specifies otherwise in the Award Agreement, the Exercise Price associated with each Option must be paid under procedures described in the Award Agreement. These procedures may include payment in cash, a cashless exercise and allowing a Participant to tender Stock he or she already has owned for at least six months before the exercise date, either by actual delivery of the previously owned Stock or by attestation, valued at its Fair Market Value on the exercise date, as partial or full payment of the Exercise Price or any combination of those procedures. A Participant may exercise an Option only by sending to the Committee a completed exercise notice (in the form prescribed by the Committee) along with payment (or designation of an approved payment procedure) of the Exercise Price. As soon as administratively feasible after those steps are taken, the Committee will issue to the Participant the appropriate share certificates.

6.06 Substitution of Options. In the Committee’s discretion, persons who become Employees as a result of a transaction described in Code §424(a) may receive Options in exchange for options granted by their former employer or the former Related Entity subject to the rules and procedures prescribed under Code §424.

6.07 Rights Associated With Options.

[1] A Participant to whom an unexercised Option has been granted will have no voting or dividend rights with respect to the shares underlying that unexercised Option and the Option will be transferable only to the extent provided in Section 12.01.

[2] Unless the Committee specifies otherwise in the Award Agreement or as otherwise specifically provided in the Plan, Stock acquired through an Option [a] will bear all dividend and voting rights associated with Stock and [b] will be transferable, subject to applicable federal securities laws, the requirements of any national securities exchange or system on which shares of Stock are then listed or traded or any blue sky or state securities laws.

7.00 RESTRICTED STOCK

7.01 Grant of Restricted Stock. The restrictions contained in the Restricted Stock awards shall be based on the passage of time. Subject to Section 9.00 and the terms of the Plan and the associated Award Agreement at any time during the term of this Plan, the Board may grant shares of Restricted Stock to Employees

7.02 Earning Restricted Stock. Subject to Section 9.00, any terms, restrictions and conditions specified in the Plan or the associated Award Agreement, and unless specified otherwise in the Award Agreement:

[1] Restrictions imposed on Restricted Stock granted to Employees will lapse no later than three years after the Grant Date.

[2] During the Restriction Period, Restricted Stock will be held by the Company as escrow agent. After the end of the Restriction Period, the Restricted Stock will be:

[a] Forfeited, if all restrictions described in the Award Agreement have not been met; or

[b] Released from escrow and distributed to the Participant as soon as practicable after the last day of the Restriction Period, if all restrictions specified in the Award Agreement have been met.

[3] Any Restricted Stock Award relating to a fractional share of Stock will be rounded to the next whole share when settled.

7.03 Rights Associated With Restricted Stock. During the Restriction Period and unless the associated Award Agreement specifies otherwise:

[1] Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; but

[2] Each Participant to whom Restricted Stock has been issued:

[a] May exercise full voting rights associated with that Restricted Stock; and

[b] Will be entitled to receive all dividends and other distributions paid with respect to that Restricted Stock; provided, however, that if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.

8.00 STOCK APPRECIATION RIGHTS

8.01 SAR Grants. Subject to the terms of the Plan, the Committee may grant SARs to Employees at any time during the term of this Plan.

8.02 Exercise Price. The Exercise Price specified in the Award Agreement will not be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date.

8.03 Exercise and Settling of SARs.

[1] SARs will be exercisable subject to the terms specified in the Award Agreement.

[2] A Participant exercising a SAR will receive, as set forth in the Award Agreement, cash or a number of whole shares of Stock equal to:

[a] The difference between the Fair Market Value of a share of Stock on the exercise date and the Exercise Price multiplied by

[b] The number of shares of Stock with respect to which the SAR is being exercised.

The value of any fractional share of Stock produced under this formula will be settled in cash.

9.00 TERMINATION/BUY-OUT

9.01 Retirement. Unless otherwise specified in the Award Agreement or this Plan:

[1] All Nonqualified Stock Options and SARs then held by a Retiring Employee that are not exercisable when the Employee Retires will become fully exercisable upon Retirement, and all of the Employee’s Options and SARs may be exercised at any time before the earlier of [a] the expiration date specified in the Award Agreement or [b] one year after the Retirement date (or any shorter period specified in the Award Agreement).

[2] All Incentive Stock Options then held by a Retiring Employee that are not exercisable when the Employee Retires will become fully exercisable upon Retirement, and all of the Employee’s Incentive Stock Options may be exercised at any time before the earlier of [a] the expiration date specified in the Award Agreement or [b] three months after the Retirement date (or any shorter period specified in the Award Agreement). However, an Incentive Stock Option that is not exercised within three months after the Retirement date will be treated as a Nonqualified Stock Option and may be exercised within the period described in Section 9.01[1].

[3] All Restricted Stock granted to a Retiring Participant that is unvested when the Participant Retires will be fully vested upon the Participant’s Retirement.

9.02 Death or Disability. Unless otherwise specified in the Award Agreement or this Plan:

[1] All Nonqualified Stock Options and SARs then held by a Participant who dies or becomes Disabled (whether or not then exercisable) will be fully exercisable when the Participant dies or becomes Disabled and may be exercised at any time before the earlier of [a] the expiration date specified in the Award Agreement or [b] one year after the date of death or Disability (or any shorter period specified in the Award Agreement).

[2] All Incentive Stock Options then held by a Disabled or dead Participant will be fully exercisable when the Participant dies or becomes Disabled and may be exercised at any time before the earlier of [a] the expiration date specified in the Award Agreement or [b] one year after the Termination date (or any shorter period specified in the Award Agreement). However, an Incentive Stock Option that is not exercised within three months after the Termination date will be treated as a Nonqualified Stock Option and may be exercised within the period described in Section 9.02[1].

[3] All Restricted Stock granted to a Participant who dies or becomes Disabled that is unvested when the Participant dies or becomes Disabled will be fully vested when the Participant dies or becomes Disabled.

9.03 Termination for Cause. Unless otherwise specified in the Award Agreement or this Plan, all Awards that are outstanding (whether or not then exercisable) will be forfeited when and if a Participant Terminates (or is deemed to have been Terminated) for Cause.

9.04 Termination for any Other Reason. Unless otherwise specified in the Award Agreement or this Plan or subsequently (but only to the extent permitted under Code §409A), any Awards that are outstanding when a Participant Terminates for any reason not described in Sections 9.01 through 9.03 and which are then exercisable may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] 90 days after the Termination date (or any shorter period specified in the Award Agreement), and all Awards that are not then exercisable and all unvested restricted stock will terminate on the Termination date.

9.05 Buy-out of Awards. At any time before a Change in Control or the commencement of activity that may reasonably be expected to result in a Change in Control, the Committee, in its sole discretion, may offer to buy for cash or by substitution of another Award (but only to the extent that offer and the terms of the offer do not and, on their face are not likely to, generate penalties under Code §409A) any or all outstanding Awards held by any Participant, whether or not exercisable, by providing to that Participant written notice (“Buy-out Offer”) of its intention to exercise the rights reserved in this section and other information, if any, required to be included under applicable security laws. If a Buy-out Offer is given, the Company also will transfer to each Participant accepting the offer the value (determined under procedures adopted by the Committee) of the Award to be purchased or exchanged. The Company will complete any buy-out made under this section as soon as administratively possible after the date of the Buy-out Offer.

10.00 CHANGE IN CONTROL

10.01 Accelerated Vesting and Settlement. Upon a Change in Control, all of a Participant’s Awards will be treated as provided in a separate written change in control or similar agreement between the Participant and the Company or any Related Entity or, if there is no such agreement between a Participant and the Company or any Related Entity, subject to Section 10.02, on the date of any Change in Control the Participant and the Company agree that:

[1] Each Option and SAR outstanding on the date of a Change in Control (whether or not exercisable) will be cancelled in exchange [a] for cash equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option or SAR or, [b] at the Committee’s discretion, for whole shares of Stock with a Fair Market Value equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option and SAR and the Fair Market Value of any fractional share of Stock will be distributed in cash; and

[2] All restrictions then imposed on Restricted Stock will lapse and all outstanding Restricted Stock (including those subject to the acceleration described in this subpart) will be distributed in a single lump sum cash payment or, at the Committee’s discretion, in whole shares of Stock and all dividends then held in escrow will be distributed in cash.

As a condition of receiving an Award, each Participant agrees to the terms described in this section and to cooperate fully in the application and completion of the procedures described in this section.

10.02 Effect of Code §280G. Unless otherwise specified in the Award Agreement or in another written agreement between the Participant and the Company or a Related Entity executed simultaneously with or before any Change in Control, if the sum (or value) of the payments described in Section 10.01 constitute an “excess parachute payment” as defined in Code §280G(b)(1) when combined with all other parachute payments attributable to the same Change in Control, the Company or other entity making the payment (“Payor”) will reduce the Participant’s benefits under this Plan so that the Participant’s total “parachute payment” as defined in Code §280G(b)(2)(A) under this Plan, an Award Agreement and all other agreements will be $1.00 less than the amount that otherwise would generate an excise tax under Code §4999. If the reduction described in the preceding sentence applies, within 10 business days of the effective date of the event generating the payments (or, if later, the date of the Change in Control), the Payor will apprise the Participant of the amount of the reduction (“Notice of Reduction”). Within 10 business days of receiving that information, the Participant may specify how and against which benefit or payment source, (including benefits and payment sources other than this Plan) the reduction is to be applied (“Notice of Allocation”). The Payor will be required to implement these directions within 10 business days of receiving the Notice of Allocation. If the Payor has not received a Notice of Allocation from the Participant within 10 business days of the date of the Notice of Reduction or if the allocation provided in the Notice of Allocation is not sufficient to fully implement the reduction described in this section, the Payor will apply the reduction described in this section proportionately based on the amounts otherwise payable under Section 10.01 or, if a Notice of Allocation has been returned that does not sufficiently implement the reduction described in this section, on the basis of the reductions specified in the Notice of Allocation.

11.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Participant (and except as specifically provided otherwise in this Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification or termination. However, nothing in this section will restrict the Committee’s right to amend the Plan and any Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

12.00 MISCELLANEOUS

12.01 Assignability. Except as described in this section or as provided in Section 12.02, an Award may not be transferred except by will or the laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative.

12.02 Beneficiary Designation. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the Beneficiary designation, each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated Beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

12.03 No Guarantee of Continuing Services. Except as specifically provided elsewhere in the Plan, nothing in the Plan may be construed as:

[1] Interfering with or limiting the right of the Company or any Related Entity to Terminate any Employee’s employment at any time;

[2] Conferring on any Participant any right to continue as an Employee or director of the Company or any Related Entity;

[3] Guaranteeing that any Employee will be selected to be a Participant; or

[4] Guaranteeing that any Participant will receive any future Awards.

12.04 Tax Withholding.

[1] The Company will withhold from other amounts owed to the Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of Stock. If these amounts are not to be withheld from other payments due to the Participant (or if there are no other payments due to the Participant), the Company will defer payment of cash or issuance of shares of Stock until the earlier of:

[a] Thirty days after the settlement date; or

[b] The date the Participant remits the required amount.

[2] If the Participant has not remitted the required amount within 30 days after the settlement date, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Participant.

[3] In its sole discretion, which may be withheld for any reason or for no reason, the Committee may permit a Participant to elect, subject to conditions the Committee establishes, to reimburse the Company for this tax withholding obligation through one or more of the following methods:

[a] By having shares of Stock otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

[b] By delivering to the Company previously acquired shares of Stock that the Participant has owned for at least six months;

[c] By remitting cash to the Company; or

[d] By remitting a personal check immediately payable to the Company.

12.05 Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a Committee or Board member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee or Board member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee or Board member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise.

12.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.

12.07 Requirements of Law. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

12.08 Governing Law. The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.

12.09 No Impact on Benefits. Plan Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

cordially invite you to attend our

2006 Annual Meeting of Shareholders

Tuesday, April 25, 2006, 9:00 a.m. Eastern Time

48 N. South Street, Wilmington, Ohio

You can vote in one of two ways: 1) By Mail, 2) By Internet See the reverse side of this sheet for instructions.

IF YOU ARE NOT VOTING BY INTERNET, COMPLETE BOTH SIDES OF PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

Illinois Stock Transfer Co. 209 West Jackson Boulevard, Suite 903 Chicago, Illinois 60606

IMPORTANT

Please complete both sides of the PROXY CARD, sign, date, detach and return in the enclosed envelope.
DETACH PROXY CARD HERE	DETACH ATTENDANCE CARD HERE AND MAIL WITH PROXY CARD

Where a choice is indicated, the shares represented by this proxy will be voted or not voted as specified. If no choice is indicated, the shares represented by this proxy will be voted FOR the election of the nominees of the Board of Directors, FOR the approval of the NB&T Financial Group, Inc. 2006 Equity Plan and in the discretion of the proxies on any other business properly brought before the Annual Meeting or any adjournment or adjournments thereof.

All proxies previously given by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholder and Proxy Statement for the April 25, 2006 meeting.

V A O B T O E V R E C N O A N M T E R O H L E R N E U M B E R

NB&T FINANCIAL GROUP, INC.
If you personally plan to attend the Annual Meeting of Shareholders, please check the box below and list names of attendees on reverse side.
COMMON
Dated
Return this stub in the enclosed envelope with your completed proxy card.

(Please sign here)

Please sign exactly as your name appears hereon. When shares are registered in two names, both shareholders should sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If the shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If the shareholder is a partnership, please sign in partnership name by authorized person. (Please note any change of address on this proxy.)		I/We do plan to attend the 2006 meeting. ☐

TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.
TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:
1. Read the accompanying Proxy Statement.
2. Visit our Internet voting site at http://www.illinoisstocktransfer.com, click on the heading “Internet Voting” and follow the instructions on the screen.
3. When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.
Please note that all votes cast by Internet must be completed and submitted prior to Friday, April 21, 2006 at 11:59 p.m. Central Time.
Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.
If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail

	REVOCABLE PROXY NB&T FINANCIAL GROUP, INC.		COMMON
PLEASE LIST NAMES OF PERSONS ATTENDING	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned holder(s) of common shares of NB&T Financial Group, Inc. (the “Company”), hereby constitutes and appoints S. Craig Beam and Darleen M. Myers, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution, to attend the Annual Meeting of Shareholders of the Company to be held on April 25, 2006, at 48 N. South Street, Wilmington, Ohio, at 9:00 a.m., Eastern Time, and at any adjournment or adjournments thereof, and to vote all of the common shares of the Company that the undersigned is entitled to vote at such Annual Meeting or at any adjournment or adjournments thereof on each of the following proposals, which are described in the accompanying Proxy Statement:

1. The election of five (5) directors to serve for a term of two (2) years each.
	☐ FOR election as directors of the Company all the nominees listed below (except as marked to the contrary below).*	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

01 Charles L. Dehner 02 Daniel A. DiBiasio 03 G. David Hawley 04 John J. Limbert 05 Timothy L. Smith
*(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the box “FOR” and strike a line through the nominee’s name in the list above.)

2. The approval of the NB&T Financial Group Inc. 2006 Equity Plan.
☐ FOR ☐ AGAINST ☐ ABSTAIN

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.
(to be signed on the other side)